Exhibit 10.35.3
SERVICING NO: 3403777
MERS MIN: 8000101-0000004137-5
AMENDED AND RESTATED PROMISSORY NOTE

$	New York, New York
As of January ___, 2007
     FOR VALUE RECEIVED, FELCOR/JPM HOTELS, L.L.C., a Delaware limited liability company, and DJONT/JPM LEASING, L.L.C., a Delaware limited liability company, each as maker, each having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (individually and collectively, as the context may require, “Borrower”), hereby unconditionally promises to pay to the order of [BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255] [JPMORGAN CHASE BANK, N.A., a national banking association chartered under the laws of United States of America, its successors and assigns at the office of Lender or its agent, designee, or assignee at 270 Park Avenue, New York, New York 10017, Attention: Loan Servicing] (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of                                          AND 00/100 DOLLARS ($                    ), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, between Borrower and Lender as modified by that certain First Amendment to Loan Agreement and Other Loan Documents dated as of the date hereof between Borrower and Bank of America, N.A. (the “Loan Agreement”). This is the Note                      promissory note referred to in the Loan Agreement which, together with Note ___, Note ___and Note ___, evidences the Loan made by Bank of America, N.A. to Borrower pursuant to the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.
W I T N E S S E T H:
     WHEREAS, [Lender] [Bank of America, N.A. (“B of A”)] is the owner and holder of that certain Promissory Note A-1 dated as of November 10, 2006, given by Borrower to [Lender] [B of A] in the principal amount of $96,100,000 (the “Original Note A-1”).
     WHEREAS, [Lender] [JPMorgan Chase Bank, N.A., (“JPMC”)] is the owner and holder of that certain Promissory Note A-2 dated as of November 10, 2006, given by Borrower to [Lender] [B of A] in the principal amount of $88,707,692.13 and subsequently endorsed to [JPMC] [Lender] (the “Original Note A-2”).
     WHEREAS, [Lender] [B of A] is the owner and holder of that certain Promissory Note B-1 dated as of November 10, 2006, given by Borrower to [Lender] [B of A] in the principal amount of $33,900,000 (the “Original Note B-1”).
     WHEREAS, [Lender] [JPMC] is the owner and holder of that certain Promissory Note B-2 dated as of November 10, 2006, given by Borrower to [Lender] [B of A] in the principal amount of $31,292,307.69 and subsequently endorsed to [JPMC][Lender] (the “Original Note B-2”).

     WHEREAS, Lender and [B of A] [JPMC] now wish to reallocate the entire principal amount evidenced by Original Note A-1, Original Note A-2, Original Note B-1 and Original Note B-2 by amending the principal amount of each such note to be as follows: Original Note A-1: $96,200,000; Original Note A-2: $88,800,000; Original Note B-1: $33,800,000 and Original Note B-2: $31,200,000.
     NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree that all of the terms, provisions and obligations contained in the Original Note [A-1] [A-2] [B-1] [B-2] are hereby amended, restated and superseded in their entirety to read as follows:
     A. The outstanding principal balance of the Original Note [A-1] [A-2] [B-1] [B-2] as of the date hereof is                                          AND 00/100 Dollars ($                    ).
     B. This Note, together with [(i) Amended and Restated Promissory Note A-1 dated the date hereof given by Borrower to [Lender][B of A] in the principal amount of $96,200,000, (ii) Amended and Restated Promissory Note A-2 dated the date hereof given by Borrower to [Lender][JPMC] in the principal amount of $33,800,000, (iii) Amended and Restated Promissory Note B-1 dated the date hereof given by Borrower to [Lender][B of A] in the principal amount of $88,800,000 and (iv) Amended and Restated Promissory Note B-2 dated the date hereof given by Borrower to [Lender][JPMC] in the principal amount of $31,200,000], amend, restate and replace Original Note A-1, Original Note A-2, Original Note B-1 and Original Note B-2 (collectively, the “Original Notes”) in their entirety. This Note does not (i) extinguish the indebtedness under any of the Original Notes, (ii) discharge or release any security or (iii) constitute a novation.
ARTICLE 1 — PAYMENT TERMS
     Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.
ARTICLE 2 — DEFAULT AND ACCELERATION
     The Debt shall become immediately due and payable without notice at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default; and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 — LOAN DOCUMENTS
     This Note is secured by each Security Instrument and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, each Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.
ARTICLE 4 — SAVINGS CLAUSE
     This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
ARTICLE 5 — NO ORAL CHANGE
     This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
ARTICLE 6 — WAIVERS
     Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If

Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, each Security Instrument or any other Loan Document.) If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.
ARTICLE 7 — TRANSFER
     Upon the transfer of this Note, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee, who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and upon assumption of Lender’s obligations under the Loan Documents, Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.
ARTICLE 8 — EXCULPATION
     Notwithstanding anything to the contrary contained in this Note, the liability of Borrower to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instrument, the Loan Agreement and the other Loan Documents shall be limited as set forth in Section 9.4 of the Loan Agreement.
ARTICLE 9 — GOVERNING LAW
     This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.
ARTICLE 10 — NOTICES
     All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 11 — CONFLICT
     If any provision of this Note shall conflict with any provision of the Loan Agreement the provisions of the Loan Agreement shall control.
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     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

FELCOR/JPM HOTELS, L.L.C., a Delaware limited liability company
By:
	Name:	Joel M. Eastman
	Title:	Vice President

DJONT/JPM LEASING, L.L.C., a Delaware limited liability company
By:
	Name:	Joel M. Eastman
	Title:	Vice President

     The undersigned signs below to acknowledge and consent to the terms of this Amended and Restated Promissory Note [A-1] [B-1] [A-2] [B-2].

BANK OF AMERICA, N.A., a national banking association
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., a national banking association
By:
Name:
Title: